EXHIBIT 24.1








                           POWER OF ATTORNEY



     Each of the officers and directors of The Boeing Company whose signature appears below hereby constitutes and appoints Philip M. Condit, Boyd E. Givan and Douglas P. Beighle, and each of them, his true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign, execute, and file with the Securities and Exchange Commission on behalf of the undersigned in any and all capacities any amendment or amendments to this registration statement on Form S-3, including any post-effective amendments, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or his substitutes, shall do or cause to be done by virtue hereof.



              Signature                       Title
              ---------                       -----

     /s/ STANLEY HILLER, JR.                  Director
---------------------------------
       (Stanley Hiller, Jr.)


     /s/ CHARLES M. PIGOTT                    Director
---------------------------------
      (Charles M. Pigott)
             Director